                         ADVANCED POLYMER SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1995
                            ------------------------

To the Stockholders of Advanced Polymer Systems, Inc.:

     The Annual Meeting of Stockholders of Advanced Polymer Systems, Inc. (the "Company") will be held at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California, on June 14, 1995, at 10:00 a.m. local time, for the following purposes:

        1. To elect eight directors to hold office until the next annual meeting of stockholders and until their successors are elected.

        2. To transact such other business as properly may come before the meeting, or any adjournments or postponements of the meeting.

     Only stockholders of record at the close of business on April 20, 1995, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Julian N. Stern, Secretary

Redwood City, California
May 5, 1995

                                -- IMPORTANT --
           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON,
         PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE
                       IN THE ENCLOSED POSTPAID ENVELOPE.

                         THANK YOU FOR ACTING PROMPTLY.

                         ADVANCED POLYMER SYSTEMS, INC.
                               3696 HAVEN AVENUE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 366-2626

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Advanced Polymer Systems, Inc. ("APS" or the "Company"), a Delaware corporation. The proxy is solicited for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time on June 14, 1995, at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California. The approximate date on which this proxy statement and the accompanying notice and proxy are being mailed to stockholders is May 5, 1995.

VOTING

     Only stockholders of record at the close of business on April 20, 1995, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on that date, the Company had outstanding 16,404,399 shares of its Common Stock, $.01 par value (the "Common Stock"). Holders of a majority of the outstanding shares of Common Stock of the Company, either present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share of Common Stock held. In the election of directors, the eight (8) candidates receiving the highest number of affirmative votes of the shares represented and voting at the Annual Meeting will be elected directors. An affirmative vote of a majority of the shares present and voting at the meeting is generally required for approval of any other items submitted to the stockholders for their consideration. Abstentions and broker non-votes are each included in the determination of whether a quorum is present at the meeting. Each is tabulated separately; abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and have the same effect as negative votes, while broker non-votes are not counted for purposes of determining whether a proposal has been approved or not.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or at the Annual Meeting if the stockholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, telegraph or telefax. No additional compensation will be paid for any such services. Costs of solicitation will be borne by the Company. APS will, upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected to the Board at the Annual Meeting, each to serve for a one year term until the Annual Meeting to be held in 1996, and until his or her successor has been elected and qualified. All the nominees presently are directors of APS. It is intended that proxies received will be voted "FOR" the election of the nominees, unless marked to the contrary.

     The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected. If any nominee should become unavailable prior to the election, the accompanying proxy will be voted for the election of any nominee who is designated by the present Board of Directors to fill the vacancy.

INFORMATION CONCERNING THE BOARD OF DIRECTORS:

     The nominees for Directors of APS and their ages and position with the Company are as follows:

                                                                                     DIRECTOR
                    NAME                     AGE        POSITION WITH COMPANY         SINCE
    -------------------------------------    ---     ----------------------------    --------
    John J. Meakem, Jr...................    58      Chairman, President and CEO       1991
    Carl Ehmann, M.D., F.A.C.P...........    52      Director                          1994
    Jorge Heller, Ph.D.(3)...............    67      Director                          1991
    Helen C. Leong(3)....................    67      Director                          1985
    Peter Riepenhausen(2)................    58      Director                          1991
    Toby Rosenblatt(1)(2)................    56      Director                          1983
    Gregory H. Turnbull(1)...............    56      Director                          1986
    Dennis Winger(1).....................    47      Director                          1993

- ---------------
(1) Member of the Finance and Audit Committee of the Board.

(2) Member of the Compensation and Stock Options Committee of the Board.

(3) Member of the Science Oversight Committee of the Board.

     John J. Meakem, Jr. -- chief executive officer and president of APS since June, 1991, director since July, 1991; chairman of APS board of directors since March, 1993; chairman of Premier, Inc., a privately held company, from 1986 until its acquisition by APS in 1993. From 1970 to 1986, Mr. Meakem was corporate executive vice president and president of Combe, North America and Combe, Inc. Prior to that Mr. Meakem was vice president of Richardson-Vicks, Inc.

     Carl Ehmann -- director of APS since June, 1994. Since 1992, Mr. Ehmann has been executive vice president -- research and development of R.J. Reynolds Company where he also serves as a member of the executive and operating committee. Prior to joining R.J. Reynolds Company, Mr. Ehmann served as executive vice president -- research and development of Johnson & Johnson Consumer Products Worldwide, Inc. between 1989 and 1992. He also serves as a director of Biosource Technologies Corporation.

     Jorge Heller, Ph.D. -- director of APS since April, 1991 and executive director of the APS Research Institute since January, 1994. Dr. Heller was director of the controlled release and biomedical polymers program at SRI International until January, 1994, where he was a staff member since 1974. He is also adjunct professor of pharmacy at the University of California, San Francisco, and at the University of Utah. He is editor of the Journal of Controlled Release and past president of the Controlled Release Society.

     Helen C. Leong -- director of APS since March, 1985, and chairwoman of the Board in 1986 and 1987. Mrs. Leong is, and has been for more than five years, the managing partner of Leong Ventures, which makes investments in the areas of biogenetics and health oriented technologies. She is a director of Erox Corporation. Mrs. Leong is also a founder of the Mid-Peninsula Bank where she has served as a director since 1988.

     Peter Riepenhausen -- director of APS since April, 1991. Mr. Riepenhausen is currently president and chief executive officer of ReSound Corporation. He serves as a director of Chiron Vision Inc. and Caradon plc. He served as vice chairman of the board of directors of The Cooper Companies, Inc. from January, 1987 until September, 1989, and from January, 1984 until December, 1986 he was executive vice president of the Cooper Companies, Inc. From January 1990 until November 1992, he was an independent management consultant. Mr. Riepenhausen has also held executive positions with Blendax-Werke R. Schneider GmbH & Co. of West Germany and Pepsico, Inc.

     Toby Rosenblatt -- director of APS since September, 1983. Mr. Rosenblatt is president of The Glen Ellen Company and partner of Founders Investments, Ltd. Both companies are involved in private investment activities. Mr. Rosenblatt serves as a director of Biosource Technologies Corporation, Pherin Corporation, the State Street Investment Trust and the Met Life-State Street Family of Mutual Funds. He is also a trustee of numerous civic and educational institutions.

     Gregory H. Turnbull -- director of APS since February, 1986. Mr. Turnbull is currently a self-employed consultant and a director of Planar Systems. He was managing director of Kemper Securities from mid-1992 to April, 1993. Prior to that, he was partner of Cable & Howse Ventures, a venture capital organization which he first joined in 1983, and of which he is currently a special limited partner.

     Dennis Winger -- director of APS since February, 1993. Mr. Winger is currently senior vice president, finance and administration and chief financial officer of Chiron Corporation which he joined in August 1989. He is also a member of Chiron's Strategy Committee. Prior to joining Chiron, Mr. Winger held a series of financial positions at The Cooper Companies, Inc., including chief financial officer.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors met 5 times during 1994. Each of the directors participated in at least 75% of the total number of meetings of the Board and of the committees of the Board on which each served.

     The Board has a Finance and Audit Committee, a Compensation and Stock Options Committee and a Science Oversight Committee. The Finance and Audit committee, which met 2 times during the last fiscal year, consisted of Messrs. Rosenblatt, Turnbull and Winger. The function of the Finance and Audit Committee is to review the Company's accounting policies with the Company's independent accountants. The Compensation and Stock Options Committee, which met 3 times during the year, consisted of Messrs. Rosenblatt and Riepenhausen. The function of the Compensation and Stock Options Committee is to propose and review the compensation policies of the Company and to administer the Company's stock options plan. The Science Oversight Committee, which met 2 times during the year, consisted of Dr. Ehmann, Mrs. Leong and Dr. Heller. The function of the Science Oversight Committee is to review the Company's research and development activities.

COMPENSATION OF DIRECTORS

     Under the Company's 1992 Stock Option Plan, each nonemployee director of the Company is automatically granted an option to acquire 10,000 shares of Common Stock annually and receives a one-time automatic grant to acquire 25,000 shares when first elected as a director. The Company paid no other Directors' fees for the fiscal year ended December 31, 1994. Certain directors of the Company have received consulting fees. See "Certain Transactions."

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth beneficial Common Stock ownership as of April 20, 1995, (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director, including nominees, and each executive officer named in the Summary Compensation Table included in the Proxy Statement and (iii) by all executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable and except as otherwise set forth in the footnotes to the table.

                                                                         NUMBER OF     PERCENT OF
                                 NAME                                    SHARES(1)      CLASS(1)
- -----------------------------------------------------------------------  ---------     ----------
Robert Albus(2)........................................................    396,194         2.4
Thomas Bigger(3).......................................................          0        *
Carl Ehmann(4).........................................................     18,250        *
Jorge Heller, Ph.D.(5).................................................     60,000        *
Helen C. Leong(6)......................................................    169,940         1.0
John J. Meakem, Jr.(7).................................................    657,139         3.9
Sergio Nacht(8)........................................................    166,583         1.0
Michael O'Connell(9)...................................................     79,370        *
Toby Rosenblatt(10)....................................................    225,526         1.4
Peter Riepenhausen(11).................................................     58,000        *
Gregory H. Turnbull(12)................................................     35,000        *
Dennis Winger(13)......................................................     22,500        *
Johnson & Johnson Development Corporation(14)..........................  1,923,006        11.6
  One Johnson & Johnson Plaza
  New Brunswick, NJ 08933
GDK Inc.(15)...........................................................  1,095,836         6.4
  129 Front Street, Penthouse
  Hamilton, HM12, Bermuda
Ortelius, L.P.(16).....................................................  1,096,736         6.4
  667 Madison Avenue, 10th Floor
  New York, NY 10021
Smith Barney Inc.(17)..................................................  2,278,704        13.9
  1345 Avenue of the Americas
  New York, NY 10105
Officers and Directors as a group (11 persons).........................  1,888,502        10.8
  (2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)

- ---------------
  *  Less than one percent.

 (1) Assumes the exercise of all outstanding options and warrants to purchase Common Stock held by such person or group to the extent exercisable on or before June 20, 1995, and that no other person has exercised any outstanding stock options.

 (2) Includes 150,000 shares underlying presently exercisable stock options.

 (3) Mr. Bigger currently has no exercisable stock options.

 (4) Includes 16,250 shares underlying presently exercisable stock options.

 (5) Consists of 60,000 shares underlying presently exercisable stock options.

 (6) Includes 77,500 shares underlying presently exercisable stock options.

 (7) Includes 411,562 shares underlying presently exercisable stock options.

 (8) Includes 165,742 shares underlying presently exercisable stock options.

 (9) Includes 79,370 shares underlying presently exercisable stock options.

(10) Includes 35,000 shares underlying presently exercisable stock options.

(11) Includes 3,000 shares held as joint tenant with Mr. Riepenhausen's spouse and 55,000 shares underlying presently exercisable stock options.

(12) Consists of 35,000 shares underlying presently exercisable stock options.

(13) Consists of 22,500 shares underlying presently exercisable stock options.

(14) Includes warrants to purchase 200,000 shares of common stock. Number of shares outstanding is based on the Schedule 13D filed on May 20, 1994 by Johnson & Johnson Development Corporation and Johnson & Johnson.

(15) Includes warrants to purchase 617,718 shares of common stock.

(16) Includes warrants to purchase 617,718 shares of common stock.

(17) Number of shares outstanding is based on the Schedule 13G filed on January 26, 1995 by Smith Barney Inc., Smith Barney Holdings Inc. and The Travelers Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, as well as any holders of more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on review of such reports and certain representations furnished to it, the Company believes that during the fiscal year ended December 31, 1994, except for Dr. Carl Ehmann who was delayed in filing his Form 3, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the total compensation for fiscal years 1994, 1993 and 1992 of the chief executive officer and each of the other four most highly compensated executive officers whose salary exceeded $100,000 in 1994.

SUMMARY COMPENSATION TABLE

                                                           ANNUAL          LONG-TERM COMPENSATION
                                                        COMPENSATION               AWARDS
                                                        ------------     ---------------------------
                                                           SALARY        OPTIONS        ALL OTHER
              NAME AND POSITION                YEAR         ($)            (#)       COMPENSATION(1)
- ---------------------------------------------  ----     ------------     -------     ---------------
John J. Meakem, Jr.(2).......................  1994        290,122        50,000          1,000
  President and Chief Executive Officer        1993        259,222       175,000          1,000
                                               1992        179,167             0          1,000

Robert Albus(3)..............................  1994        194,790             0          1,000
  Senior Vice President, President of Premier  1993        166,830       100,000            750
                                               1992            N/A           N/A            N/A

Thomas Bigger(4).............................  1994         42,278       100,000              0
  Senior Vice President                        1993            N/A           N/A            N/A
                                               1992            N/A           N/A            N/A

Sergio Nacht, Ph.D...........................  1994        167,727        20,000          1,000
  Senior Vice President                        1993        157,738        15,000          1,000
  Science and Technology                       1992        148,831        50,000          1,000

Michael O'Connell(5).........................  1994        172,779       100,000          1,000
  Senior Vice President, Chief Financial       1993        158,771        30,000          1,000
  and Administrative Officer                   1992         73,846       100,000              0

- ---------------
(1) The stated amounts are Company matching contributions to the Advanced Polymer Systems Salary Reduction Profit Sharing Plan.

(2) Mr. Meakem joined the Company in June, 1991. Prior to the acquisition of Premier, Inc., Mr. Meakem devoted 25% of his business time to Premier and was compensated by Premier for these services. Since the acquisition, Mr. Meakem has devoted all of his business time to affairs of the Company and has received all of his compensation from the Company.

(3) Mr. Albus joined the Company in April, 1993. The annual compensation for 1993 excludes salary from Premier, Inc. prior to the acquisition on April 2, 1993.

(4) Mr. Bigger joined the Company in October, 1994 and he is compensated at an annual rate of $185,000.

(5) Mr. O'Connell joined the Company in July, 1992.

     The following table sets forth certain information with respect to options granted during 1994 to the executive officers named in the Summary Compensation Table.

STOCK OPTION GRANTS IN 1995

                                                                                              POTENTIAL
                                                     INDIVIDUAL GRANTS                        REALIZABLE
                                    ---------------------------------------------------    VALUE AT ASSUMED
                                    NUMBER OF                                              ANNUAL RATES OF
                                    SECURITIES      % OF TOTAL                               STOCK PRICE
                                    UNDERLYING       OPTIONS                               APPRECIATION FOR
                                     OPTIONS        GRANTED TO    EXERCISE                  OPTION TERM(1)
                                     GRANTED       EMPLOYEES IN    PRICE     EXPIRATION   ------------------
               NAME                   (#)(2)       FISCAL YEAR     ($/SH)       DATE       5%($)     10%($)
- ----------------------------------  ----------     ------------   --------   ----------   --------  --------
John J. Meakem, Jr. ..............     50,000(3)        8.7        $5.375      04/21/04    169,015   428,318
Robert Albus......................          0           0.0             0           N/A          0         0
Thomas Bigger.....................    100,000          17.4        $4.250      10/03/04    271,736   691,244
Sergio Nacht, Ph.D. ..............     20,000           3.5        $5.375      04/21/04     67,606   171,327
Michael P.J. O'Connell............     50,000           8.7        $5.375      04/21/04    169,015   428,318
                                       50,000           8.7        $4.406      11/08/04    138,555   351,125

- ---------------
(1) Potential realizable value is based on an assumption that the price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission ("SEC") and do not reflect the Company's estimate of future stock price growth.

(2) The options granted under the Company's 1992 Stock Plan typically vest over 4 years at 25% annually. Payments on exercise, including any taxes the Company is required to withhold, may be made in cash, by a full recourse promissory note or by tender of shares. Options are granted at fair market value on the date of grant.

(3) Options vest annually over a three-year period ending 1/8/98.

     The following table sets forth certain information with respect to options exercised during 1994 and the value of options held at fiscal year end by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN 1994 AND 1994 YEAR-END OPTION VALUES

                                                                               VALUE OF UNEXERCISED
                           SHARES                 NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                          ACQUIRED               OPTIONS AT 1994 YEAR-END     AT FISCAL YEAR-END(2)
                         UPON OPTION   VALUE    --------------------------  --------------------------
                          EXERCISE    REALIZED  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
          NAME               (#)       ($)(1)       (#)           (#)           ($)           ($)
- ------------------------ -----------  --------  -----------  -------------  -----------  -------------
John J. Meakem, Jr. ....      0           0       365,822       142,092        61,327             0
Robert Albus............      0           0       105,188        69,812        21,563             0
Thomas Bigger...........      0           0             0       100,000             0        12,500
Sergio Nacht, Ph.D. ....      0           0       149,593        50,407        13,375             0
Michael P.J.
  O'Connell.............      0           0        70,833       159,167             0             0

- ---------------
(1) Market value of underlying securities at exercise less the exercise price.

(2) Market value of underlying securities at fiscal year end minus the exercise price of "in-the-money" options.

     APS did not make any awards during 1994 to any of the executive officers named in the Summary Compensation Table under any long-term incentive plan providing compensation intended to serve as an incentive for performance to occur over a period longer than one fiscal year, excluding options.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is responsible for establishing compensation policies applicable to the Company's executive officers and, pursuant to such policies, determining the compensation payable to the Company's chief executive officer and other executive officers of the Company, subject to Board approval. The Committee consists of Peter Riepenhausen and Toby Rosenblatt, each of whom is a non-employee director of the Company. The following report relates to compensation payable to the Company's executive officers for the year ended December 31, 1994.

COMPONENTS OF COMPENSATION

     There are three (3) components of compensation payable to the Company's executive officers; base salary and equity-based incentive compensation in the form of stock options, as well as annual incentive compensation in the form of cash bonuses, although no incentive bonuses were paid in 1994.

COMPENSATION POLICIES

     The Company's compensation policies for all employees, including executive officers, are designed to provide targeted compensation levels that are competitive with those of regional high technology companies of similar size, with whom the Company must compete in the recruitment of senior personnel. The Committee also wished to tie incentive cash bonuses to the achievement of a pre-established plan and to use stock options to promote equity-ownership in the Company at levels deemed appropriate by the Committee for executive officers. The goals of the Committee are to align compensation with the Company's objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term success of the Company. The Company does not believe that compensation payable by it will be subject to the limitations on deductibility provided under Section 162(m) of the Internal Revenue Code.

     The Company has not utilized specific formulas to determine executive compensation. The Committee retained the services of a compensation consulting firm to provide data regarding competitive levels of salary compensation and to provide general guidance to the Committee in evaluating executive compensation.

BASE SALARIES

     The salary component of executive compensation is based on the executive's level of responsibility for meeting the Company's objectives and performance, and comparison to similar positions in the Company and comparable companies. Base salaries for executive officers are reviewed and adjusted annually based on information regarding competitive salaries, including salary survey data provided by third parties regarding regional high technology companies. Individual increases are established by the Committee (taking into account recommendations of the chief executive officer concerning the overall effectiveness of each executive.)

CASH BONUSES

     Incentive cash bonuses are determined based on the Company's achievement of certain pre-established performance objectives. No incentive bonuses were paid in 1994.

STOCK OPTIONS

     The Company's compensation policies recognize the importance of stock ownership by senior executives and stock options are an integral part of each executive's compensation. The Committee believes that the opportunity for stock appreciation through stock options which vest over time promotes the relationship between long-term interests of executive officers and stockholders. The size of specific grants takes into account the executive officer's salary, number of options previously granted, as well as shares of Common Stock held, and the contributions to the Company's success.

COMPENSATION PAYABLE TO CHIEF EXECUTIVE OFFICER

     The 1994 salary for Mr. Meakem, the Company's chairman, president and chief executive officer, was determined principally from the terms of his employment agreement with the Company dated May 1, 1993. The Compensation Committee and Board of Directors increased the base salary of $285,000 to $300,000 effective April 1, 1994 based on a variety of factors including the salaries of chief executive officers of comparable companies. In making its decision, the Committee particularly recognized the performance of Mr. Meakem and the progress made by the Company in setting the stage for commercializing its first ethical pharmaceutical products. The Compensation Committee also recognized the key contribution of Mr. Meakem in filing two New Drug Applications for ProZone sun protection cream and tretinoin acne treatment. Mr. Meakem also received option grants covering 50,000 shares in 1994. As of April 20, 1995, Mr. Meakem holds presently exercisable options to purchase 378,266 shares and, including options, beneficially owns as of that date 623,843 shares of the Company's Common Stock.

                                          Compensation and Stock Option
                                          Committee

                                          Peter Riepenhausen
                                          Toby Rosenblatt

                               PERFORMANCE GRAPH

     The rules of the SEC now require APS to include in this Proxy Statement a line graph presentation comparing cumulative five year stockholder returns, on a dividend reinvested basis, with broad based equity index and a published industry index. The Company has selected the S&P 500 Stock Index and H&Q Technology Stock Index for purposes of the comparison which appears below. The graph assumes that $100 was invested in APS stock and each index on December 31, 1989, with all dividends reinvested. Past stock performance is not necessarily indicative of future results.

                                 [PASTEUP CRC]

                                        12/89     12/90     12/91     12/92     12/93     12/94     2/95
                                        -----     -----     -----     -----     -----     -----     ----
ADVANCED POLYMER SYSTEMS INC.            100        39       183       146        91        76       89

S&P 500                                  100        97       126       136       150       152      162

H&Q TECHNOLOGY                           100        91       135       155       170       197      211

                              CERTAIN TRANSACTIONS

     On April 2, 1993, APS acquired Premier, Inc. in exchange for 454,444 shares of APS Common Stock. Premier is a marketing and distribution company specializing in over-the-counter drug and personal care products. Premier has exclusive arrangements to market and distribute two sunscreens, Sundown(R) and Johnson's Baby Sunblock(R), on behalf of Johnson & Johnson Consumer Products, Inc. and has further licensed Take-Off(R) make-up remover from Johnson & Johnson. Additionally, Premier markets four APS products -- EveryStep(R), a shoe and foot deodorant, and the Exact(R) product line for the treatment of acne: vanishing cream, tinted cream and medicated cleanser.

     John J. Meakem, Jr., the chairman, chief executive officer and president of APS, and Robert Albus, senior vice president of APS, were founders of Premier. Mr. Meakem and Mr. Albus each received 227,222 shares of APS common stock on the closing of the acquisition.

     The Company entered into a three-year employment agreement with Mr. Meakem in May 1993, and in connection with the acquisition of Premier, Inc. in April 1993, Mr. Albus entered into a two-year employment agreement with Premier. Each employment agreement provides that Mr. Meakem and Mr. Albus may elect to terminate his respective employment within stated periods of a change in control of the Company (defined to include an acquisition of more than fifty percent of the outstanding shares of the Company) and receive an amount equal to his prior twelve months' salary and bonus, payable over the subsequent twelve month period. Mr. Meakem and Mr. Albus are each entitled to receive an amount equal to twice his prior twelve months' salary and bonus if the Company should terminate his respective employment within stated periods of a change in control or if either elects to terminate his respective employment following a change in control if his position with the Company is reduced in terms of responsibility or indicia of status.

     During 1994, the Company paid to Dr. Jorge Heller, Mrs. Helen C. Leong and Mr. Peter Riepenhausen, all of whom are directors of the Company for consulting services in their fields of expertise, the respective amounts of $48,000, $0 and $20,000. Payments for similar services in 1993 were $44,000, $3,000 and $47,000, respectively, and in 1992 were $30,000, $5,000 and $36,000, respectively.

     The Company has entered into agreements with Biosource Technologies Corporation ("Biosource") of which Mr. Toby Rosenblatt and Dr. Carl Ehmann are directors and Mr. Toby Rosenblatt is a stockholder. All agreements between APS and Biosource have been, and will continue to be, approved by a vote of the disinterested directors. The agreements provide APS with worldwide rights to use and sell Biosource's melanin in Microsponge(R) systems for all sun protection, cosmetic, ethical dermatology and over-the-counter skin care purposes. In return, APS is required to make annual minimum purchases of melanin, and to pay royalties on sales of APS Melanosponge(R) products including certain prepayments. During 1994, APS paid Biosource $3,279 for royalties on product sales and $263,403 for the supply of melanin. The 1994 financial results also include a $685,000 provision for the estimated loss on certain future purchase commitments and related inventory on hand for product in excess of estimated requirements. During the fiscal year ended December 31, 1993, the Company paid or accrued $893,485 for the supply of melanin, an additional $200,000 to meet the annual minimum purchase commitment, and $40,820 for royalties on product sales. The 1993 financial results also included a $750,000 provision for the estimated loss on certain future purchase commitments and related inventory on hand for product in excess of estimated requirements. During the fiscal year ended December 31, 1992, the Company paid $1,324,091 to Biosource for the supply of melanin, $21,447 for royalties on product sales and $400,000 in prepaid royalties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected KPMG Peat Marwick as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1994. KPMG Peat Marwick has acted as the Company's auditors since the Company's inception in 1983. A representative of KPMG Peat Marwick will be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so. The representative of KPMG Peat Marwick also will be available to respond to questions raised during the meeting.

                              FINANCIAL STATEMENTS

     The Company's annual report to stockholders for the fiscal year ended December 31, 1994, containing audited consolidated balance sheets as of the end of each of the past two fiscal years and audited consolidated statements of operations, stockholders' equity and cash flows for each of the last three fiscal years, is being mailed with this proxy statement to stockholders entitled to notice of the Annual Meeting.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Under the applicable rules of the Securities and Exchange Commission, a stockholder who wishes to submit a proposal for inclusion in the proxy statement of the Board of Directors for the annual meeting of stockholders to be held in the spring of 1996 must submit such proposal in writing to the Secretary of the Company at the Company's principal executive offices no later than January 5, 1996.

                                 OTHER MATTERS

     The Board knows of no other matters which will be presented to the Annual Meeting. If, however, any other matter is properly presented at the Annual Meeting, the proxy solicited by this Proxy Statement will be voted in accordance with the judgment of the person or persons holding such proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          Julian N. Stern, Secretary

Redwood City, California
May 5, 1995

 YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU
     PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE
              ACCOMPANYING PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

/x/  Please mark
     votes as in
     this example.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

1. To elect as directors, to hold office until 1996 and until their successors are elected, the eight nominees listed below:

Nominees: Carl Ehmann, Jorge Heller, Helen C. Leong, John J. Meakem, Jr., Peter Rippenhausen, Toby Rosenblatt, Gregory H. Turnbull and Dennis Winger.


     / /    FOR        / / WITHHELD
            ALL            FROM ALL
            NOMINEES       NOMINEES

 / /
    --------------------------------------
    For all nominees except as noted above

2. In their discretion the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.



            MARK HERE
            FOR ADDRESS     / /
            CHANGE AND
            NOTE AT LEFT

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:                                      Date
          ------------------------------------      -------------------------

Signature:                                      Date
          ------------------------------------      -------------------------

PROXY

                         ADVANCED POLYMER SYSTEMS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 14, 1995

     The undersigned hereby appoints John J. Meakem, Jr. and Julian N. Stern, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of Advanced Polymer Systems, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Garden Court Hotel, 520 Cowper Street, Palo Alto, California at 10:00 a.m. local time on June 14, 1995 and at any adjournments or postponements of such meeting, as follows.

     The Board of Directors recommends that you vote FOR the following proposal. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.
This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                                   SIDE

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         ADVANCED POLYMER SYSTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

           Registrant

     (4)  Date Filed: